Exhibit 99.1

Acushnet Holdings Corp. Announces
Second Quarter and Year-to-Date 2022 Financial Results

Second Quarter and Year-to-Date 2022 Financial Results
•Second quarter net sales of $658.6 million, up 5.4% year over year, up 10.6% in constant currency
•Year-to-date net sales of $1,264.7 million, up 4.9% year over year, up 9.1% in constant currency
•Second quarter net income attributable to Acushnet Holdings Corp. of $66.5 million, down 18.0% year over year
•Year-to-date net income attributable to Acushnet Holdings Corp. of $147.5 million, down 11.1% year over year
•Second quarter Adjusted EBITDA of $106.5 million, down 16.7% year over year
•Year-to-date Adjusted EBITDA of $226.5 million, down 13.9% year over year
•Share repurchase program authorization increased by $100.0 million in July

FAIRHAVEN, MA – August 4, 2022 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet" or, the "Company"), the global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and six months ended June 30, 2022.
“The Company continues to build momentum, with second quarter sales increasing 11% in constant currency from growth across all segments. These results reflect the Company’s commitment to product innovation, healthy consumer demand across our portfolio and the unwavering dedication of our associates,” stated David Maher, Acushnet Company’s President and Chief Executive Officer.

“Our supply chain is strengthening, particularly with respect to golf balls and golf clubs, and we are encouraged by our first half performance both in the marketplace and across golf’s pyramid of influence,” Maher continued. “Titleist Pro V1 and Pro V1x golf balls and Vokey wedges were trusted by the winners of all 4 men’s Major Championships in 2022, while Titleist drivers and Scotty Cameron putters were used by 3 of the 4 Major champions.

“Given our strong sales performance in the first half we are raising our full year sales outlook, while maintaining our adjusted EBITDA guidance to reflect currency headwinds, higher freight costs, and investments we are making to expand distribution and custom fulfillment capabilities for apparel and gear products. We believe these investments will support future growth, reduce lead times and pay long-term dividends for our trade partners and shareholders.”

Summary of Second Quarter 2022 Financial Results

	Three months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
Net sales	$658.6	$624.9	$33.7	5.4%	$66.0	10.6%
Net income attributable to Acushnet Holdings Corp.	$66.5	$81.1	$(14.6)	(18.0)%
Adjusted EBITDA	$106.5	$127.8	$(21.3)	(16.7)%
_______________________________________________________________________________________

Consolidated net sales for the quarter increased 5.4%, or 10.6% on a constant currency basis. The increase on a constant currency basis was driven by growth across all segments primarily as a result of higher sales volumes and higher average selling prices.

On a geographic basis, net sales in the United States were higher across all reportable segments primarily driven by increases of 17.9% in Titleist golf clubs and 17.8% in FootJoy golf wear. The increase in Titleist golf clubs was primarily driven by higher sales volumes of our newly introduced SM9 wedges, T Series irons and Phantom X putters, partially offset by lower sales volumes of drivers, fairways and hybrids. The increase in FootJoy golf wear was primarily due to higher average selling prices and sales volumes in footwear.

Net sales in regions outside the United States decreased 0.8%, or increased 9.7% on a constant currency basis. In Korea, net sales increased primarily due to increases in FootJoy golf wear, Titleist golf gear and Titleist golf clubs. In EMEA and Rest of World, net sales increased across all reportable segments.

Segment specifics:
•0.5% decrease in net sales (3.3% increase on a constant currency basis) of Titleist golf balls. The increase on a constant currency basis reflects improvement of certain raw material availability.

•7.5% increase in net sales (12.4% increase on a constant currency basis) of Titleist golf clubs largely due to higher sales volumes of our newly introduced T-Series irons, SM9 wedges and Phantom X putters. This increase was partially offset by lower sales volumes of drivers, fairways and hybrids which were all in their second model year and were also impacted by component shortages and delays.

•6.3% increase in net sales (12.3% increase on a constant currency basis) of Titleist golf gear largely due to higher sales volumes and higher average selling prices. Sales volumes were higher across all product categories except golf bags, which were impacted by supply chain and fulfillment constraints.

•8.1% increase in net sales (13.7% increase on a constant currency basis) in FootJoy golf wear due to higher net sales across all product categories, primarily in footwear due to higher sales volumes and average selling prices.

Net income attributable to Acushnet Holdings Corp. decreased 18.0% to $66.5 million, year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $106.5 million, down 16.7% year over year. Adjusted EBITDA margin was 16.2% for the second quarter versus 20.4% for the prior year period.

Summary of First Six Months 2022 Financial Results

	Six months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
Net sales	$1,264.7	$1,205.7	$59.0	4.9%	$110.3	9.1%
Net income attributable to Acushnet Holdings Corp.	$147.5	$166.0	$(18.5)	(11.1)%
Adjusted EBITDA	$226.5	$263.0	$(36.5)	(13.9)%
_______________________________________________________________________________________

Consolidated net sales for the first six months increased 4.9%, or 9.1% on a constant currency basis. The increase in constant currency was primarily related to an increase in FootJoy golf wear driven by higher sales volumes across all product categories and an increase in Titleist golf clubs primarily driven by higher sales volumes of our newly introduced SM9 wedges, T-Series irons and Phantom X putters.

On a geographic basis, net sales increased in the United States primarily as a result of increases of 10.0% in FootJoy golf wear and 7.9% in Titleist golf clubs. The increase in FootJoy golf wear was primarily due to higher average selling prices and sales volumes in footwear. The increase in Titleist golf clubs was primarily driven by higher sales volumes of our newly introduced SM9 wedges, T-Series irons and Phantom X putters. These increases were partially offset by a decrease of 3.4% in Titleist golf balls, primarily as a result of limited availability of certain raw materials.

Net sales in regions outside the United States were up 6.3%, or 15.1% on a constant currency basis. In EMEA, net sales increased across all reportable segments, primarily due to the adverse impact of government-ordered shutdowns in this region in the first quarter of 2021. In Korea, net sales increased in all reportable segments, except Titleist golf gear, which was impacted by supply chain constraints. In Japan, net sales decreased primarily due to supply chain and fulfillment constraints. In Rest of World, net sales increased across all reportable segments.

Segment specifics:
•2.9% decrease in net sales (0.1% increase on a constant currency basis) of Titleist golf balls. The increase on a constant currency basis reflects improvement of certain raw material availability.

•5.3% increase in net sales (9.2% increase on a constant currency basis) of Titleist golf clubs largely due to higher sales volumes of our newly introduced SM9 wedges, T-Series irons and Phantom X putters. This increase was partially offset by lower sales volumes of drivers, hybrids and fairways which were all in their second model year and were also impacted by component shortages and delays.

•4.1% decrease in net sales (0.4% increase on a constant currency basis) of Titleist golf gear. The increase on a constant currency basis was primarily due to higher average selling prices across all product categories, partially offset by sales volume decreases in golf bags and headwear product categories due to supply chain and fulfillment constraints.

•15.8% increase in net sales (20.8% increase on a constant currency basis) in FootJoy golf wear primarily due to increased sales volumes and higher average selling prices across all product categories.

Net income attributable to Acushnet Holdings Corp. decreased 11.1% to $147.5 million, year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $226.5 million, down 13.9% year over year. Adjusted EBITDA margin was 17.9% for the first six months versus 21.8% for the prior year period.
Cash Dividend and Share Repurchase
Acushnet's Board of Directors today declared a quarterly cash dividend of $0.18 per share of common stock. The dividend will be payable on September 16, 2022 to shareholders of record on September 2, 2022. The number of shares outstanding as of July 29, 2022 was 71,162,907.
During the quarter, the Company repurchased 950,225 shares of common stock on the open market at an average price of $41.11 for an aggregate of $39.1 million. On June 16, 2022, the Company entered into a new agreement with Magnus Holdings Co., Ltd. (“Magnus”), a wholly owned subsidiary of Fila Holdings Corp., to purchase from Magnus an equal amount of its common stock as it purchases on the open market over the period of time from July 1, 2022 through January 13, 2023, up to an aggregate of $75.0 million, at the same weighted average per share price. On July 26, 2022, Acushnet's Board of Directors authorized the Company to repurchase up to an additional $100.0 million of its issued and outstanding common stock, bringing the total authorization up to $450.0 million since the share repurchase program was established in 2019.

2022 Outlook
The Company now expects full-year consolidated net sales to be approximately $2,200 to $2,250 million, up from its previous range of $2,175 to $2,225 million. On a constant currency basis, consolidated net sales are now expected to increase 6.8% to 9.1%, up from the previous range of 3.8% to 6.1%. For the full-year, Adjusted EBITDA is still expected to be approximately $325 to $345 million. The Company's outlook assumes no significant worsening of the COVID-19 pandemic, additional supply chain disruptions or changes in the impact of foreign currency. The Company plans to share additional details of the 2022 Outlook during its investor conference call.
Investor Conference Call
Acushnet will hold a conference call at 8:30 am (Eastern Time) on August 4, 2022 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.
About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2022 outlook, our operations, our financial performance and the impact of the COVID-19 pandemic on our business. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and Adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: the duration and impact of the COVID-19 pandemic, which may precipitate or exacerbate one or more of the following risks and uncertainties; a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic factors may affect the number of rounds of golf played and related spending on golf products; demographic factors may affect the number of golf participants and related spending on our products; changes to the Rules of Golf with respect to equipment; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure raw materials or components of our products; a disruption in the operations of our suppliers; the cost of raw materials and components; currency transaction and translation risk; our ability to successfully manage the frequent introduction of new products or satisfy changing consumer preferences, quality and regulatory standards; our reliance on technical innovation and high-quality products; our ability to adequately enforce and protect our intellectual property rights; involvement in lawsuits to protect, defend or enforce our intellectual property rights; our ability to prevent infringement of intellectual property rights by others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of certain of our products, including golf balls, golf shoes and golf gloves; our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; seasonal fluctuations of our business; fluctuations of our business based on the timing of new product introductions; risks associated with doing business globally; compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, as well as federal, state and local policies and executive orders regarding the COVID-19 pandemic; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us or the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; our ability to comply with data privacy and security laws; the ability of our eCommerce systems to function effectively; impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; adequate levels of coverage of our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us and potential dilution of holders of our common stock; lack of assurance of positive returns on capital investments; risks associated with acquisitions and investments; our estimates or judgments relating to our critical accounting estimates; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases, including the COVID-19 pandemic; a high degree of leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; the ability of our controlling shareholder to control significant corporate activities, and that our controlling shareholder’s interests may conflict with yours; our status as a controlled company; the market price of shares of our common stock; share repurchase program execution and effects thereof; our ability to maintain effective internal controls over financial reporting; our ability to pay dividends; our status as a holding company; dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents and Delaware law; reports from securities analysts; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission ("SEC") on March 1, 2022 as it may be updated by our periodic reports subsequently filed with the SEC. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Net sales	$658,599	$624,850	$1,264,686	$1,205,735
Cost of goods sold	314,993	290,424	604,081	560,570
Gross profit	343,606	334,426	660,605	645,165
Operating expenses:
Selling, general and administrative	239,167	210,255	434,858	386,624
Research and development	13,938	13,021	27,914	25,350
Intangible amortization	1,954	1,970	3,917	3,942
Income from operations	88,547	109,180	193,916	229,249
Interest expense, net	2,091	1,848	3,368	5,464
Other expense, net	2,147	239	3,473	2,231
Income before income taxes	84,309	107,093	187,075	221,554
Income tax expense	16,070	24,573	36,989	52,407
Net income	68,239	82,520	150,086	169,147
Less: Net income attributable to noncontrolling interests	(1,785)	(1,435)	(2,587)	(3,104)
Net income attributable to Acushnet Holdings Corp.	$66,454	$81,085	$147,499	$166,043

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$0.91	$1.09	$2.01	$2.22
Diluted	0.91	1.08	2.00	2.21
Weighted average number of common shares:
Basic	72,904,858	74,661,356	73,207,303	74,719,450
Diluted	73,391,880	75,200,906	73,655,624	75,227,787

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2022	2021
Assets
Current assets
Cash, cash equivalents and restricted cash ($15,074 and $15,612 attributable to the FootJoy golf shoe joint venture ("JV"))	$109,092	$281,677
Accounts receivable, net	386,260	174,435
Inventories ($19,389 and $19,385 attributable to the FootJoy JV)	467,388	413,314
Prepaid and other assets	107,483	99,750
Total current assets	1,070,223	969,176
Property, plant and equipment, net ($10,273 and $10,466 attributable to the FootJoy JV)	229,738	231,761
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	204,537	210,431
Intangible assets, net	461,021	465,341
Deferred income taxes	53,211	60,814
Other assets ($2,116 and $2,166 attributable to the FootJoy JV)	77,417	68,313
Total assets	$2,096,147	$2,005,836
Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity
Current liabilities
Short-term debt	$89,028	$116
Current portion of long-term debt	17,500	17,500
Accounts payable ($14,330 and $13,275 attributable to the FootJoy JV)	190,115	163,607
Accrued taxes	53,552	57,307
Accrued compensation and benefits ($903 and $1,511 attributable to the FootJoy JV)	75,111	113,453
Accrued expenses and other liabilities ($4,184 and $4,677 attributable to the FootJoy JV)	122,895	131,041
Total current liabilities	548,201	483,024
Long-term debt	288,926	297,354
Deferred income taxes	4,886	4,950
Accrued pension and other postretirement benefits	94,524	93,705
Other noncurrent liabilities ($2,141 and $2,218 attributable to the FootJoy JV)	49,477	43,237
Total liabilities	986,014	922,270
Redeemable noncontrolling interest	4,306	3,299
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 76,289,077 and 75,855,036 shares issued	76	76
Additional paid-in capital	949,206	948,423
Accumulated other comprehensive loss, net of tax	(122,700)	(99,582)
Retained earnings	444,592	324,966
Treasury stock, at cost; 4,890,747 and 3,314,562 shares (including 537,839 of accrued share repurchases as of December 31, 2021)	(200,001)	(131,039)
Total equity attributable to Acushnet Holdings Corp.	1,071,173	1,042,844
Noncontrolling interests	34,654	37,423
Total shareholders' equity	1,105,827	1,080,267
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$2,096,147	$2,005,836

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net income	$150,086	$169,147
Adjustments to reconcile net income to cash flows (used in) provided by operating activities
Depreciation and amortization	20,665	20,638
Unrealized foreign exchange loss (gain)	6,769	(3,824)
Amortization of debt issuance costs	406	1,131
Share-based compensation	12,322	13,810
Loss on disposals of property, plant and equipment	22	127
Deferred income taxes	3,236	19,121
Changes in operating assets and liabilities	(284,151)	(67,739)
Cash flows (used in) provided by operating activities	(90,645)	152,411
Cash flows from investing activities
Additions to property, plant and equipment	(20,457)	(12,401)
Cash flows used in investing activities	(20,457)	(12,401)
Cash flows from financing activities
Proceeds from short-term borrowings, net	91,270	18,543
Repayments of term loan facility	(8,750)	(8,750)
Purchases of common stock	(96,571)	(17,885)
Dividends paid on common stock	(26,912)	(24,872)
Dividends paid to noncontrolling interests	(1,601)	(111)
Payment of employee restricted stock tax withholdings	(10,661)	(3,946)
Other, net	(3,600)	—
Cash flows used in financing activities	(56,825)	(37,021)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(4,658)	(1,190)
Net (decrease) increase in cash, cash equivalents and restricted cash	(172,585)	101,799
Cash, cash equivalents and restricted cash, beginning of year	281,677	151,452
Cash, cash equivalents and restricted cash, end of period	$109,092	$253,251

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
Second Quarter Net Sales by Segment

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
Titleist golf balls	$201.3	$202.3	$(1.0)	(0.5)%	$6.6	3.3%
Titleist golf clubs	164.2	152.8	11.4	7.5%	18.9	12.4%
Titleist golf gear	69.1	65.0	4.1	6.3%	8.0	12.3%
FootJoy golf wear	177.9	164.6	13.3	8.1%	22.5	13.7%
Second Quarter Net Sales by Region

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
United States	$351.4	$315.3	$36.1	11.4%	$36.1	11.4%
EMEA	91.9	97.4	(5.5)	(5.6)%	5.1	5.2%
Japan	38.4	45.6	(7.2)	(15.8)%	(0.7)	(1.5)%
Korea	98.5	97.0	1.5	1.5%	13.3	13.7%
Rest of world	78.4	69.6	8.8	12.6%	12.2	17.5%
Total net sales	$658.6	$624.9	$33.7	5.4%	$66.0	10.6%

Six Months Net Sales by Segment

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
Titleist golf balls	$365.1	$375.9	$(10.8)	(2.9)%	$0.5	0.1%
Titleist golf clubs	325.0	308.6	16.4	5.3%	28.4	9.2%
Titleist golf gear	113.3	118.1	(4.8)	(4.1)%	0.5	0.4%
FootJoy golf wear	375.4	324.1	51.3	15.8%	67.5	20.8%
Six Months Net Sales by Region

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2022	2021	$ change	% change	$ change	% change
United States	$646.5	$624.0	$22.5	3.6%	$22.5	3.6%
EMEA	204.2	177.9	26.3	14.8%	43.4	24.4%
Japan	84.2	102.0	(17.8)	(17.5)%	(7.1)	(7.0)%
Korea	184.2	176.1	8.1	4.6%	26.9	15.3%
Rest of world	145.6	125.7	19.9	15.8%	24.6	19.6%
Total net sales	$1,264.7	$1,205.7	$59.0	4.9%	$110.3	9.1%

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization; and other items defined in the agreement, including: share-based compensation expense; restructuring and transformation costs; certain transaction fees; extraordinary, unusual or non-recurring losses or charges; indemnification expense (income); certain pension settlement costs; certain other non-cash (gains) losses, net and the net income relating to noncontrolling interests. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement.
We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business.
We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Acushnet Holdings Corp.	$66,454	$81,085	$147,499	$166,043
Interest expense, net	2,091	1,848	3,368	5,464
Income tax expense	16,070	24,573	36,989	52,407
Depreciation and amortization	10,298	10,275	20,665	20,638
Share-based compensation	6,969	8,277	12,322	13,810
Other extraordinary, unusual or non-recurring items, net	2,790	271	3,025	1,582
Net income attributable to noncontrolling interests	1,785	1,435	2,587	3,104
Adjusted EBITDA	$106,457	$127,764	$226,455	$263,048
Adjusted EBITDA margin	16.2%	20.4%	17.9%	21.8%

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2022, to the closest corresponding GAAP measure, net income, is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share- based compensation and other extraordinary, unusual or non-recurring items, net.